UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Community Bank System, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2024, Community Financial System, Inc. (the “Company”) held its Annual Shareholders Meeting in Syracuse, New York. At the Annual Meeting, the Company’s Shareholders (i) elected 12 Directors, each for a one-year term, (ii) approved on an advisory basis the Company’s executive compensation as set forth in the proxy statement, (iii) approved an amendment to the Company’s 2022 Long-Term Incentive Plan, as amended, to increase the number of authorized shares by 1,100,000, and (iv) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

1.            The Company’s Shareholders elected 12 individuals to the Board to serve one-year terms, as set forth below:

Name of Director	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Mark J. Bolus	40,049,359	531,375	429,753	4,848,587
Neil E. Fesette	40,236,493	344,891	429,103	4,848,587
Dimitar A. Karaivanov	40,302,056	286,430	422,001	4,848,587
Jeffery J. Knauss	40,325,690	476,670	208,127	4,848,587
Kerrie D. MacPherson	40,148,973	644,595	216,919	4,848,587
John Parente	40,146,757	436,143	427,587	4,848,587
Raymond C. Pecor, III	40,359,197	437,203	214,087	4,848,587
Susan E. Skerritt	40,160,602	636,739	213,146	4,848,587
Sally A. Steele	39,892,679	683,107	434,701	4,848,587
Eric E. Stickels	40,405,876	380,682	223,929	4,848,587
Michele P. Sullivan	40,264,183	531,334	214,970	4,848,587
John F. Whipple, Jr.	38,712,368	1,826,816	471,303	4,848,587

2.            The Company’s Shareholders approved, on a non-binding advisory basis, the Company’s executive compensation programs, as described in the proxy statement, as set forth below:

For	Against	Abstain	Broker Non-Votes
38,183,537	2,496,827	330,123	4,848,587

3.            The Company’s Shareholders approved an amendment to the Company's 2022 Long-Term Incentive Plan, as amended, to increase the number of authorized shares by 1,100,000, as set forth below:

For	Against	Abstain	Broker Non-Votes
39,550,983	1,096,992	362,512	4,848,587

4.            The Company’s Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, as set forth below:

For	Against	Abstain
45,200,602	619,285	39,187

Item 8.01	Other Events.

On May 15, 2024, the Company issued a press release announcing the results of its Annual Meeting and the approval by the Company’s Board of Directors (the “Board”) of a regular quarterly dividend of $0.45 per share payable on July 10, 2024, to Shareholders of record as of June 14, 2024.

On May 15, 2024, the Company and its wholly-owned banking subsidiary, Community Bank, N.A., entered into the previously announced Consulting Agreement with Mark E. Tryniski, the Company’s retired President, Chief Executive Officer, and Director. Pursuant to the Consulting Agreement, Mr. Tryniski agreed to serve as a consultant to support the transition to Dimitar A. Karaivanov, the Company’s President and Chief Executive Officer, and will make himself available to provide advisory consulting services, as requested by Mr. Karaivanov, relative to the business and affairs of the Company. Mr. Tryniski will serve as a consultant from May 16, 2024 through December 31, 2024 and will be paid a monthly consulting fee of $5,000.

The foregoing descriptions are summaries of the Press Release and the Consulting Agreement and are qualified in their entirety by reference to the full text of the Press Release and Consulting Agreement, copies of which are filed as Exhibits 99.1 and 10.1 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated May 15, 2024, by and among Community Financial System, Inc., Community Bank, N.A., and Mark E. Tryniski
99.1	Press Release, dated May 15, 2024
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Financial System, Inc.

By:	/s/ Michael N. Abdo
Name:	Michael N. Abdo
Title:	Executive Vice President and General Counsel

Dated: May 17, 2024

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated May 15, 2024, by and among Community Financial System, Inc., Community Bank, N.A., and Mark E. Tryniski

99.1	Press Release, dated May 15, 2024

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

4